UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 1, 2011 deltathree, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-28063	13-4006766
(Commission File Number)	(IRS Employer Identification No.)

26 Avenue at Port Imperial, Suite #108, West New York, New Jersey	07093
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 500-4850

224 West 35th Street, New York, N.Y., 10001

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

 (c)  On December 1, 2011, deltathree, Inc. (the “Company”) entered into Amendment No. 2 to Offer of Employment Letter (“Amendment No. 2”) with Yochai Ozeri.  Pursuant to the terms of Amendment No. 2, on January 13, 2012, the effective date of Mr. Arie Rand’s resignation as Chief Financial Officer and Treasurer of the Company, Mr. Ozeri will assume the positions of Director of Finance and Treasurer of the Company and will serve as the Company’s principal financial officer and principal accounting officer. As more fully described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 15, 2011, Mr. Rand tendered his resignation on November 14, 2011, to pursue other opportunities.  Until the effective date of Mr. Rand’s resignation he and Mr. Ozeri will work together to prepare for the transition.  Mr. Ozeri will also continue to perform his current duties and responsibilities following the effective date.

Prior to assuming the positions of Chief Financial Officer and Treasurer, Mr. Ozeri, 35, served the Company as Assistant Controller from July 2007 to March 2008, as Finance Manager from April 2008 to July 2009 and as Controller from August 2009 until the present.  Prior to joining the Company, Mr. Ozeri served as a senior auditor at Kost, Forer, Gabbay & Kasierer, a member firm of Ernst & Young International, in its technology practice group. Mr. Ozeri is a Certified Public Accountant.

Pursuant to the terms of Amendment No. 2, Mr. Ozeri will receive a monthly salary of 27,000 NIS.  Termination of Amendment No. 2 by either the Company or Mr. Ozeri will require 60 days’ notice.  Mr. Ozeri will also receive benefits and perquisites that are generally provided by the Company to other officers of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTATHREE, INC.

By:	/s/ Peter Friedman
Name:	Peter Friedman
Title:	General Counsel and Secretary

Dated: December 1, 2011